    Exhibit 99.2

ALTRIA PRESENTS AT THE CONSUMER ANALYST GROUP OF NEW YORK CONFERENCE; REAFFIRMS FULL-YEAR 2020 EARNINGS GUIDANCE;
MAINTAINS 2020-2022 ADJUSTED DILUTED EPS GROWTH OBJECTIVE

RICHMOND, Va. - February 19, 2020 - Altria Group, Inc. (Altria) (NYSE: MO) is participating in the Consumer Analyst Group of New York Conference (CAGNY) in Boca Raton, Florida today. Howard Willard, Altria’s Chairman and Chief Executive Officer and Billy Gifford, Altria’s Vice Chairman and Chief Financial Officer will discuss Altria’s commitment to responsibility as the U.S. leader in tobacco and Altria’s enhanced business platform to create long-term shareholder value.
Remarks and Presentation
The presentation is being webcast live at altria.com in a listen-only mode, beginning at approximately 2:00 p.m. Eastern Time. A copy of the business presentation and prepared remarks and a replay of the audio webcast will be available at altria.com and via the Altria Investor app.
2020-2022 Adjusted Diluted EPS Growth Objective
Altria maintains its compounded annual adjusted diluted earnings per share (EPS) growth objective of 4% to 7% for the years 2020 through 2022.
2020 Full-Year Guidance
Altria reaffirms its guidance for 2020 full-year adjusted diluted EPS to be in a range of $4.39 to $4.51, representing a growth rate of 4% to 7% from an adjusted diluted EPS base of $4.22 in 2019, as shown in Schedule 1. Altria’s 2020 guidance reflects increased investments related to PM USA’s commercialization efforts for IQOS, Helix’s plans to manufacture and expand U.S. distribution of on! and one extra shipping day in the first quarter.

The guidance range excludes estimated per share charges in 2020 of $0.05 of tax expense resulting from the Tax Cuts and Jobs Act (Tax Reform Act) related to a tax basis adjustment to Altria’s ABI investment.

Altria expects the 2020 full-year total domestic cigarette industry adjusted volume decline rate to be in a range of 4% to 6%, which includes the impact of federal legislation raising the minimum age to purchase all tobacco products to 21.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, restructuring charges, asset impairment charges, acquisition-related costs, equity investment-related special items (including any changes in fair value for the equity investment and any related warrants and preemptive rights), certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain nonparticipating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).

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Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.
Altria’s Profile
Altria’s wholly owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria owns an 80% interest in Helix Innovations LLC (Helix). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
More information about Altria is available at altria.com and on the Altria Investor app, or follow Altria on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and September 30, 2019. These factors include the following:

•
unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts and arbitrators reaching conclusions at variance with our, our subsidiaries’ and our investees’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;

•	government, including U.S. Food and Drug Administration (FDA), and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;

•	the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and smokeless tobacco product consumption levels and sales volume;

•	tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal and state excise tax increases;

•	the failure by our tobacco and wine subsidiaries to compete effectively in their respective markets;

•
our tobacco and wine subsidiaries’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;

•	changes, including in economic conditions that result in adult consumers choosing lower-priced brands;

•
the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with current tobacco products and that appeal to adult tobacco consumers;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts;

•
the risks related to the reliance by our tobacco subsidiaries on a few significant facilities and a small number of key suppliers, including an extended disruption at a facility or of service by a supplier;

•	required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;

•	the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;

•	unfavorable outcomes of any government investigations of Altria, our subsidiaries or our investees;

•	a successful challenge to our tax positions;

•
the risks related to our and our investees’ international business operations, including failure to prevent violations of various United States and foreign laws and regulations such as laws prohibiting bribery and corruption;

•	our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;

•	the adverse effect of acquisitions, investments, dispositions or other events on our credit rating;

•	our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment;

•
the risks related to disruption and uncertainty in the credit and capital markets, including risk of access to these markets both generally and at current prevailing rates which may adversely affect our earnings or dividend rate or both;

•	impairment losses as a result of the write down of intangible assets, including goodwill;

•	the risks related to Ste. Michelle’s wine business, including competition, changes in adult consumer preferences, unfavorable changes in grape supply and governmental regulations;

•
the adverse effects of risks encountered by ABI in its business, foreign currency exchange rates and ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI and the dividends paid by ABI on the shares we own;

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the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI board of directors, and our potential inability to use the equity method of accounting for our investment in ABI;

•	the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller plc business combination and the tax treatment of our equity investment;

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the risks related to our inability to obtain antitrust clearance required for the conversion of our non-voting JUUL shares into voting shares in a timely manner or at all, including the resulting limitations on our rights with respect to our investment in JUUL;

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the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal, state and local levels, including actions by the FDA, and adverse publicity; potential disruptions to our investees’ management or current or future plans and operations; domestic or international litigation developments, government investigations, tax disputes or otherwise; and impairment of our investments;

•
the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period;

•	the risks related to any decrease of our percentage ownership in JUUL, including the loss of certain of our governance, consent, preemptive and other rights; and

•	the risks, including criminal, civil or tax liability for Altria, related to Cronos’s or Altria’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Investor Relations	Media Relations
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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2019 Adjusted Results

	Earnings (losses) before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings(Losses)	Net Earnings (Losses) Attributable to Altria	Diluted EPS
For the year ended December 31, 2019
Reported	$766	$2,064	$(1,298)	$(1,293)	$(0.70)
ABI-related special items	(354)	(74)	(280)	(280)	(0.15)
Tobacco and health litigation items	77	19	58	58	0.03
Asset impairment, exit, implementation and acquisition-related costs	331	62	269	269	0.15
Impairment of JUUL equity securities	8,600	—	8,600	8,600	4.60
Cronos-related special items	928	288	640	640	0.34
Tax items	—	99	(99)	(99)	(0.05)
Adjusted for Special Items	$10,348	$2,458	$7,890	$7,895	$4.22

While Altria reports its financial results in accordance with GAAP, its management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2020 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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